Exhibit 21.1

Significant Subsidiaries of Installed Building Products, Inc.

Name	Jurisdiction of Organization

Accurate Insulation LLC	Maryland

American Insulation & Energy Services, LLC	Alabama

Apple Valley Insulation, a BDI Company, Inc.	California

Baytherm Insulation, LLC	Delaware

BDI Insulation of Idaho Falls, Inc.	Idaho

BDI Insulation of Salt Lake, LLC	Utha

BER Energy Services, LLC	Texas

Big City Insulation, Inc.	Idaho

Big City Insulation of Idaho, Inc.	Idaho

Broken Drum Insulation Visalia, Inc.	California

Broken Drum of Bakersfield, Inc.	California

Building Materials Finance, Inc.	Delaware

C.Q. Insulation, Inc.	Florida

Cornhusker Insulation, LLC	Delaware

Eastern Contractor Services, Limited Liability Company	New Jersey

Garage Door Systems, LLC	Delaware

Gold Insulation, Inc.	Delaware

Gold Star Insulation, L.P.	Delaware

G-T-G, LLC	South Carolina

Hinkle Insulation & Drywall Company, Incorporated	Texas

IBHL A Holding Company, Inc.	Delaware

Name	Jurisdiction of Organization

IBHL B Holding Company, Inc.	Delaware

IBHL II-A Holding Company, Inc.	Delaware

IBHL II-B Holding Company, Inc.	Delaware

IBP Asset, LLC	Delaware

IBP Corporation Holdings, Inc.	Delaware

IBP Exteriors, Inc.	New Jersey

IBP Holdings, LLC	Delaware

IBP Holdings II, LLC	Delaware

IBP Texas Assets I, LLC	Delaware

IBP Texas Assets II, LLC	Delaware

IBP Texas Assets III, LLC	Delaware

Installed Building Products, LLC	Delaware

Installed Building Products II, LLC	Delaware

Installed Building Products – Portland, LLC	Oregon

Installed Building Solutions II, LLC	Delaware

Insulation Wholesale Supply, LLC	Nevada

InsulVail, LLC	Colorado

Lakeside Insulation, LLC	Delaware

LKS Transportation, LLC	Delaware

Marv’s Insulation, Inc.	Idaho

Metro Home Insulation, LLC	Delaware

Mid South Construction and Building Products, Inc.	Georgia

Northwest Insulation, LLC	Delaware

Name	Jurisdiction of Organization

OJ Insulation, L.P.	Delaware

OJ Insulation Holdings, Inc.	Delaware

Pacific Partners Insulation North, a BDI Company, LLC	Washington

Pacific Partners Insulation South, a BDI Company, LLC	Washington

Parker Insulation and Building Products, LLC	Texas

PEG, LLC	Texas

Sierra Insulation Contractors II, LLC	Delaware

Spec 7 Insulation Co., LLC	Colorado

Suburban Insulation, Inc.	Pennsylvania

TCI Contracting, LLC	Georgia

Thermal Control Insulation, LLC	Ohio

U.S. Insulation Corp.	Connecticut

Wilson Insulation Company, LLC	Georgia